Exhibit 99.1

Allied Nevada Gold Corp. 9790 Gateway Drive Suite 200 Reno, NV 89521 USA

Allied Nevada Reports Further Positive Results of Ongoing

Sulphide Metallurgical Testing

May 17, 2010 Reno, Nevada—Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) reports that results of variability testing of 20 additional samples of sulphide mineralization confirm previously announced initial test results. The additional variability samples were taken from the Cut-5, Boneyard, Bay Area and Vortex areas of the Company’s wholly owned Hycroft mine located near Winnemucca, Nevada. The previously announced initial results were based on testing of seven samples taken from the Vortex Zone, which formed the master composite. Rougher flotation of the initial seven samples indicated recoveries averaging approximately 88% for gold and 85% for silver. Rougher flotation recoveries for all 27 samples, including the initial seven samples, averaged 79.7% for gold and 71.7% for silver. On average, cyanidation of the combined tailings increased overall recoveries to approximately 88% for gold and 86% for silver. Sulphide content of the cleaner concentrate was approximately 25%.

No metallurgical optimization test work was completed for these variability tests. The ore types for the 27 samples ranged from highly silica-based to highly clay-bearing material; however, the clay-bearing materials represent a very small percentage of the sulphide mineralization. Management believes that recoveries could be improved through optimization of the metallurgical testing processes used for each ore type.

The Company has also initiated testing of nine samples of oxide material taken from throughout the property to assess the potential benefits of a milling scenario. Additional samples are expected to be submitted as they become available through ongoing drilling. Results of this initial testing are expected in the third quarter of 2010 and should indicate whether progressing further with the project is warranted.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the Company’s expectations concerning the timing, results, indications and benefits of exploration, drilling test work, economics and engineering assessments ; management’s expectations that recoveries could be improved through optimization of the metallurgical testing processes used for each ore type; expectations regarding potential growth and optimization opportunities; results of evaluation of underlying sulphide mineralization at Hycroft; reserve and resource estimates; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been reviewed and verified by Scott Wilson of Scott E. Wilson Mining, who is a Qualified Person as defined by National Instrument 43-101. Scott Wilson is an independent consultant for Allied Nevada and has reviewed the technical information contained in this news release.

For further information on Allied Nevada, please contact:

Scott Caldwell President & CEO (775) 358-4455	Tracey Thom Vice President, Investor Relations (416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com